Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-199451) of our report dated April 22, 2015 relating to the financial statements of ProQR Therapeutics N.V. appearing in the Annual Report on Form 20-F of ProQR Therapeutics N.V. for the year ended December 31, 2014.

/s/ Deloitte Accountants B.V.

Amsterdam, The Netherlands

April 22, 2015